Exhibit 10.2

VIAVI SOLUTIONS INC. 2003 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name:	Award Number:
Date of Award:
Type of Award: Restricted Stock Units
Vesting Commencement Date:

You (the “Grantee”) have been granted a restricted stock unit award (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Viavi Solutions Inc. 2003 Equity Incentive Plan, as amended from time to time (the “Plan”) and the attached Restricted Stock Unit Award Agreement and any addendum thereto, which contains country specific provisions (collectively, the “Agreement”), as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.
Total Number of Restricted Stock Units Awarded (the “Units”):
Vesting Schedule:
Subject to the Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule: __________________
IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

Viavi Solutions Inc., a Delaware corporation
By:
Title:

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 12 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

Award Number: __________

VIAVI SOLUTIONS INC. 2003 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
1.Issuance of Units. Viavi Solutions Inc., a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”), the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Award Agreement and any addendum thereto, which contains country specific provisions (collectively, the “Agreement”) and the terms and provisions of the Company’s 2003 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2.Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Units in the event of the Grantee’s death on the beneficiary designation form attached hereto as Exhibit A. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

3.Vesting.
(a)For purposes of this Agreement and the Notice, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.
(b)The Units shall commence vesting and shall vest pursuant to the schedule within the Notice, subject to and in accordance with the terms of the Notice, this Agreement and the Plan.

4.Termination of Continuous Active Service.

(a)Except in the event of the Grantee’s change in status from an Employee to a Consultant (in which case vesting of the Units shall continue only to the extent determined by the Administrator) or in the event of the Grantee’s death or Disability, vesting of the Units shall cease upon the date of termination of the Grantee’s Continuous Active Service. In the event the Grantee’s Continuous Active Service is terminated due to death or Disability, any unvested Units held by the Grantee shall immediately vest. However, in the event the Grantee’s Continuous Active Service is terminated for any reason, other than death or Disability, any unvested Units held by the Grantee immediately following such termination of Continuous Active Service shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the unvested Units and shall have all rights and interest in or related thereto without further action by the Grantee.
(b)“Disability” for the purpose of this Agreement means the Grantee’s disability, as determined by the Social Security Administration or the long-term disability plan maintained by the Company; provided however, that if the Grantee resides outside of the United States, “Disability” shall have such meaning as is required by Applicable Law.

5.Conversion of Units and Issuance of Shares. Upon the vesting of a Unit, one share of Common Stock shall be issuable for such vested Unit (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer such Shares to the Grantee as soon as practicable following the satisfaction of any Tax-Related Items (as defined below) but in any event no later than the date that is two and one-half (2½) months from the later of the end of (i) the Company’s tax year that includes the vesting date or (ii) the calendar year that includes the vesting date. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.

6.Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

7.Withholding of Taxes.
(a)Regardless of any action the Company or the Grantee’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Units or the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with the Units or the Shares (“Tax-Related Items”), the Grantee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and may exceed any amount actually withheld by the Company or the Employer. The Grantee further acknowledges and agrees that the Grantee is solely responsible for filing all relevant documentation that may be required in relation to the Units or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or a Parent, Subsidiary, or Employer pursuant to Applicable Laws) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or settlement of the Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. The Grantee further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units, including the grant or vesting of the Units, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Units or any aspect of the Units to reduce or eliminate the Grantee’s liability for Tax-Related Items, or achieve any particular tax result. The Grantee also understands that Applicable Laws may require varying Share or Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of the Grantee under Applicable Laws. Further, if the Grantee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax- Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Agreement, no Shares will be issued to the Grantee, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Grantee with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.
(b)As a condition to the grant and vesting of the Units, the Grantee hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Parent or Subsidiary for) any Tax-Related Items. The Tax-Related Items shall be satisfied by the Company’s withholding all or a portion of any Shares that otherwise would be issued to the Grantee upon payment of the vested Units; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s minimum tax withholding obligations, unless the Grantee is an Officer and elects a higher tax withholding rate. Such withheld Shares shall be valued based on the closing price of the Shares on the applicable vesting date. Furthermore, the Grantee agrees to pay the Company or any Parent, Subsidiary, or Employer any Tax-Related Items that cannot be satisfied by the foregoing methods.

8.Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, the Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, the Grantee will not have any rights to dividends and/or distributions on such Shares.

9.Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Notwithstanding any provision of this Agreement or the Plan to the contrary, the Administrator may amend this Agreement, either retroactively or prospectively, without the consent of the Grantee, if the Administrator determines in its discretion that such amendment is required or advisable for this Agreement and the Award to satisfy or comply with or meet the requirements of Code Section 409A.

10.Section 409A. Notwithstanding anything in the Notice, the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Units is accelerated in connection with the termination of the Grantee’s Continuous Active Service (provided that such termination is a “separation from service” within the meaning of Code Section 409A, as determined by the Company), other than due to death, and if (x) the Grantee is a “specified employee” within the meaning of Code Section 409A at the time of such termination of Continuous Active Service and (y) the payment of such accelerated Units will result in the imposition of additional tax under Code Section 409A if paid to the Grantee on or within the six (6) month period following the Grantee’s termination of Continuous Active Service, then the payment of such accelerated Units will not be made until the date six (6) months and one (1) day following the date of the Grantee’s termination of Continuous Active Service, unless the Grantee dies following his or her termination of Continuous Active Service, in which case, the Units will be settled in Shares to the Grantee’s estate or designated beneficiary as soon as practicable following his or her death. It is the intent of this Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Code Section 409A so that none of the Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Agreement is intended to constitute a separate payment for purposes of United States Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Agreement, “Code Section 409A” means Section 409A of the Code, and any final United States Treasury Regulations and United States Internal Revenue Service guidance thereunder, as each may be amended from time to time.

11.Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

12.Dispute Resolution. The provisions of this Section 12 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Mateo) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

13.Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

14.No Effect on Terms of Service. The Units subject to the Award shall vest, if at all, only during the period of the Grantee’s Continuous Active Service (not through the act of being hired, being granted the Award or acquiring Shares hereunder) and the Award has been granted as an inducement for the Grantee to remain in such Continuous Active Service and as an incentive for increased efforts on behalf of the Company and its Affiliates by the Grantee during the period of his or her Continuous Active Service. Nothing in the Notice, the Agreement, or the Plan shall confer upon the Grantee any right with respect to future restricted stock unit grants or continuation of the Grantee’s Continuous Active Service, nor shall it interfere in any way with the Grantee’s right or the right of the Grantee’s employer to terminate Grantee’s Continuous Active Service, with or without cause, and with or without notice. Unless the Grantee has a written employment agreement with the Company to the contrary, Grantee’s status is at will. This Award shall not, under any circumstances, be considered or taken into account for purposes of calculation of severance payments in those jurisdictions requiring such payments upon termination of employment. The Grantee shall not have and waives any and all rights to compensation or damages as a result of the termination of the Grantee’s employment with the Company or the Grantee’s employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements or claimed rights or entitlements under the Plan, or (ii) the Grantee’s ceasing to be entitled to any purchase rights or shares or any other rights under the Plan.

15.Data Privacy.
(a)The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s Personal Data (as defined below) by and among, as applicable, the Company, any Parent, Subsidiary, or Affiliate, or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that refusal or withdrawal of consent will affect the Grantee’s ability to participate in the Plan; without providing consent, the Grantee will not be able to participate in the Plan or realize benefits (if any) from the Units.
(b)The Grantee understands that the Company and any Parent, Subsidiary, affiliate, or designated third parties may hold personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Parent, Subsidiary, or Affiliate, details of all Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Personal Data”). The Grantee understands that Personal Data may be transferred to any Parent, Subsidiary, affiliate, or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, the Grantee’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the affiliate or entity that is the Grantee’s employer and its payroll provider. The Grantee should also refer to any data privacy policy implemented by the Company (which will be available to the Grantee separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of the Grantee’s Personal Data.

16.Foreign Exchange Fluctuations and Restrictions. The Grantee understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. The Grantee also understands that neither the Company, nor any affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Units or Shares received (or the calculation of income or Tax-Related Items thereunder). The Grantee understands and agrees that any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Grantee to provide such entity with certain information regarding the transaction.

17.Electronic Delivery and Acceptance; Translation. The Company may, in its sole discretion, decide to deliver any documents related to the Grantee’s current or future participation in the Plan, this Award, the Shares subject to this Award, any other securities of the Company or any other Company-related documents, by electronic means. By accepting this Award, whether electronically or otherwise, the Grantee hereby (i) consents to receive such documents by electronic means, (ii) consents to the use of electronic signatures, and (iii) agrees to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

18.Documents in English. The Plan documents, including this Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations. If the documents are translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.

EXHIBIT A

Viavi Solutions Inc.
Restricted Stock Unit Beneficiary Designation

In the event of my death prior to the settlement of my currently outstanding or subsequently issued restricted stock units (the “Units”) under any existing or subsequently adopted equity incentive plan of Viavi Solutions Inc. or its successor in interest (the “Company”) (whether adopted by the Company or assumed by the Company in connection with a merger, acquisition or other similar transaction) or issued to me by the Company outside of any such equity plan, and in lieu of disposing of my interest,1 if any, in the Units at the time of my death by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Units:

Primary Beneficiary(ies) (Select only one of the three alternatives)
(a)Individuals and/or Charities	% Share
Name____________________________________________________________	_______
Address
Name____________________________________________________________	_______
Address
Name____________________________________________________________	_______
Address
Name____________________________________________________________	_______
Address

(b)Residuary Testamentary Trust
In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

1.
A married grantee whose Units are community property may dispose only of his or her own interest in the Units. In such cases, the grantee’s spouse may (a) consent to the grantee’s designation by signing the Spousal Consent or (b) designate the grantee or any other person(s) as the beneficiary(ies) of his or her interest in the Units on a separate Beneficiary Designation.

(c)Living Trust

_____________________________________________ (or any successor), as Trustee of the
(print name of present trustee)
_____________________________________ Trust, dated ___________________________
(print name of trust)(fill in date trust was established)

Contingent Beneficiary(ies) (Select only one of the three alternatives)
(a)Individuals and/or Charities	% Share
Name____________________________________________________________	_______
Address
Name____________________________________________________________	_______
Address
Name____________________________________________________________	_______
Address
Name____________________________________________________________	_______
Address

(b)Residuary Testamentary Trust
In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

(c)Living Trust

_____________________________________________ (or any successor), as Trustee of the
(print name of present trustee)
_____________________________________ Trust, dated ___________________________
(print name of trust)(fill in date trust was established)

Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall be entitled to my interest in the Units for the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exist at my death, such beneficiary’s share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no Individual Primary Beneficiary(ies) or Contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a Primary Beneficiary or Contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in the Units shall be disposed of by my will or the laws of intestate succession, as applicable.
This Beneficiary Designation is effective until I file another such designation with Viavi Solutions Inc. Any previous Beneficiary Designations are hereby revoked.

Submitted by: Grantee ☐ Grantee’s Spouse ☐ (Signature) Date:	Accepted by: Viavi Solutions Inc. By: Its: Date:

Spousal Consent for Units that are Community Property (necessary if separate beneficiary designation is not filed by Spouse):
I hereby consent to this Beneficiary Designation and agree that this designation of beneficiaries provided herein shall apply to my community property interest in the Units. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse. This consent may be revoked by me at any time, whether by filing a Beneficiary Designation disposing of my interest in the Units or by filing a written notice of revocation with the Company.

(Signature of Spouse)

Date:

Spousal Consent for Units that are not Community Property (necessary if beneficiary is other than Spouse):
I hereby consent to this Beneficiary Designation. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse.

(Signature of Spouse)

Date: